EXHIBIT 4.2

                                    AGREEMENT

      This Agreement ("Agreement") is entered into and effective as of November 21, 2007 ("Effective Date"), by and between Paid, Inc., a Delaware corporation located at 4 Brussels Street, Worcester, MA 01610 (the "Company"), and Lewis Asset Management Equity Fund, LLP, residing at, 45 Rockefeller Plaza, Suite 2570, New York, NY 10111 or its affiliated designees ("Investor).

      Whereas, the Company desires to sell 2,500,000 shares of restricted common stock of the Company to Investor, and Investor desires to purchase shares of 2,500,000 shares of restricted common stock of the Company, at a purchase price of $.20 per share (the "Restricted Shares"), for a total purchase price of $500,000 previously loaned to the Company;

      Whereas, the parties desire to have Investor invest in the Company;

      NOW, THEREFORE, in consideration of the recitals set forth above and the mutual agreements and covenants contained herein, the parties hereto agree as follows:

      1. Purchase and Sale of Shares. Investor shall buy, and the Company shall sell, 2,500,000 shares of restricted common stock of the Company, at a purchase price of $.20 per share. For purposes of this Agreement, all shares of common stock of the Company purchased pursuant to this Agreement shall be referred to as the "Securities."

      2. Representations and Warranties. Investor warrants and represents to the Company as follows:

            (a) I understand that the Securities have not been registered under the Securities Act of 1933, as amended (the "Act") or any state securities laws (the "State Acts") and that the transferability of the Securities is therefore subject to restrictions imposed by those laws. I hereby represent to the Company that I am acquiring the Securities with no intention of reselling any of such Securities in any distribution within the meaning of the Act. Specifically, I represent to the Company that I am purchasing the Securities for investment purposes for my own account, that no one else has any beneficial ownership in the Securities, that the Securities are not and are not to be the subject of any pledge or other lien, and that I do not intend to and will not resell the Securities unless, at a future date, they are registered under the Act and applicable state securities laws, or in the opinion of securities counsel acceptable to the Company, a specific exemption from registration is available in connection with any such resale.

                  I further acknowledge that the Company is relying upon the validity of the representations and agreements herein made by me in issuing the Securities to me without registration.

            (b) I have had ample access to and time to review the financial statements of, and all other documents, locations and sources of material information concerning, the Company as well as the opportunity to ask questions of, and receive answers from, the management of the Company to verify the accuracy and completeness of such information. I have reviewed all information available to me about the Company, including any periodic and current reports on Form 10-QSB, 10-KSB, and 8-K, available on the Company's website, at www.paid.com, and on the Securities and Exchange Commission's website, at www.sec.gov. I further warrant and represent that I have been given the opportunity to obtain whatever additional information I may have needed to evaluate the transaction described herein, to verify such information, to inspect the corporate records of the Company and to meet with a representative of the management of the Company concerning its operations, organization and financial posture.

            (c) By reason of my knowledge and experience in financial and business matters in general, and investments in particular, I am capable of evaluating the merits and risks of an investment by me in the Securities and to make an informed decision with respect to such investment. I am an accredited investor, as that term is defined in Regulation D as promulgated by the Securities and Exchange Commission.

            (d) I am capable of bearing the economic risks of an investment in the Securities. I can afford a complete loss of my investment herein and am able to bear the economic risk of holding the Securities for an indefinite period.

            (e) My present financial condition is such that I am under no present or contemplated future need to dispose of any portion of the Securities to satisfy any existing or contemplated undertaking, need, or indebtedness.

      3. Restrictions on Transferability of Securities. The certificates evidencing the Securities shall be stamped or otherwise imprinted with a conspicuous legend in substantially the following form:

            The Shares represented by this certificate have not been registered under the Securities Act of 1933 or under any state law and, except pursuant to an effective registration statement under such Act and other laws, may not be offered, sold, transferred, or otherwise disposed of without an opinion of counsel, satisfactory to the Company, that such disposition may be made without such registration.

Investor acknowledges that the Securities are not, and will not be, registered under the Act. Investor acknowledges that the Company has not agreed to register the Securities for distribution in accordance with the provisions of the Act or the State Acts, and that the Company has not agreed to comply with any exemption under the Act or the State Acts for the resale of the Securities. For example, the Company has not agreed to supply such information as would be required to enable routine sales of the Securities to be made under the provisions of certain rules respecting "restricted securities" promulgated under the Act by the Securities and Exchange Commission. Hence, Investor acknowledges that by virtue of the provisions of certain rules respecting "restricted securities" promulgated under the Act, the Securities must be held by Investor unless and until subsequently registered under the Act and/or the State Acts or unless an exemption from such registration is available, in which case Investor may still be limited as to the amount of the Securities that may be sold.

      4. No Shorting. As a material inducement for the Company to enter into this Agreement, Investor covenants on behalf of itself and its representatives or agents that neither Investor nor any representative, agent, or broker on his behalf at any time in which Investor beneficially owns any of the Securities, shall engage in any short sales of, or hedging or arbitrage transactions with respect to, the common stock of the Company, or buy "put" options or similar instruments with respect to, the common stock of the Company.

      5. Notices. Any notices or other communications required or permitted hereby shall be sufficiently given if sent by registered or certified mail, postage prepaid, return receipt requested, if to the Company, at the address listed above, and if to Investor, at the address provided next to Investor's signature below, or to such other addresses as either the Company or the undersigned shall designate to the other by notice in writing.

      6. Piggy-Back Registrations. If at any time before one year from the date hereof when there is not an effective Registration Statement covering any Securities, and the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or its then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other benefit plans or compensation, the Company shall send to each such holder ("Holder") of such registrable securities ("Registrable Securities") written notice of such determination and, if within thirty (10) days after receipt of such notice, any such Holder shall so request in writing (which request shall specify the Registrable Securities intended to be disposed of by such Holder), the Company will cause the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the Holder, to the extent requisite to permit the disposition of the Registrable Securities so to be registered, provided that if at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to such Holder and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration, and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities being registered pursuant to this Section for the same period as the delay in registering such other securities. The Company shall include in such registration statement all or any part of such Registrable Securities such Holder requests to be registered; provided, however, that the Company shall not be required to register any Registrable Securities pursuant to this Section that are eligible for sale pursuant to Rule 144 of the Securities Act. In the case of an underwritten public offering, if the managing underwriter(s) or underwriter(s) should reasonably object to the inclusion of the Registrable Securities in such registration statement, then if the Company after consultation with the managing underwriter should reasonably determine that the inclusion of such Registrable Securities, would materially adversely affect the offering contemplated in such registration statement, and based on such determination recommends inclusion in such registration statement of fewer or none of the Registrable Securities of the Holder, then (x) the number of Registrable Securities of the Holder included in such registration statement shall be reduced pro-rata among such Holder (based upon the number of Registrable Securities requested to be included in the registration), if the Company after consultation with the underwriter(s) recommends the inclusion of fewer Registrable Securities, or (y) none of the Registrable Securities of the Holder shall be included in such registration statement, if the Company after consultation with the underwriter(s) recommends the inclusion of none of such Registrable Securities; provided, however, that if securities are being offered for the account of other persons or entities as well as the Company, such reduction shall not represent a greater fraction of the number of Registrable Securities intended to be offered by the Holder than the fraction of similar reductions imposed on such other persons or entities (other than the Company).

      7. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts and, to the extent it involves any United States statute, in accordance with the laws of the United States. Any dispute, controversy, claim or difference arising out of, or in connection with, or resulting from this Agreement, its application or interpretation, or a breach thereof, which cannot be settled amicably by the parties, shall be resolved definitively and exclusively by arbitration under the Rules of Arbitration of the American Arbitration Association (the "Rules") then prevailing, which arbitration shall be held in Boston, Massachusetts. Arbitration shall be by a single arbitrator within thirty (30) calendar days after demand for arbitration, then the arbitrator shall be chosen in accordance with the Rules. The decision of the arbitrator shall be final and binding on the parties, and judgment upon any award rendered may be entered in any court having jurisdiction thereof.

      8. Use of proceeds. The Company will use the proceeds from this deal to secure additional clients. In the event the Company (Paid) does not consummate a deal this transaction can be canceled within 30 days and the funds and shares shall be returned to the respective parties. Requests should be made in writing to 4 Brussels Street, Worcester, MA 01610, attention Richard Rotman.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

                                       LEWIS ASSET MANAGEMENT EQUITY FUND,
                                       LLP

                                       By:____________________________

                                       PAID, INC.

                                       By: /s/ Greg Rotman
                                       Greg Rotman, President